Exhibit 4.2

                             FOURTH AMENDED AND

                               RESTATED BYLAWS

                                      OF

                      HEALTH SYSTEMS INTERNATIONAL, INC.




                                  ARTICLE I

                                   OFFICES

                    Section 1.1 Registered Office. The registered office of Health Systems International, Inc. (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                    Section 1.2  Executive Offices.  The
          Corporation will maintain its executive offices in such location as may be determined by the Corporation's board of directors (the "Board of Directors").

                    Section 1.3  Other Offices.  The Corporation
          may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation requires.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

                    Section 2.1  Place of Meeting.  Meetings of
          stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal executive office of the Corporation.

                    Section 2.2  Annual Meetings.  The annual
          meeting of the Stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Friday of May each year at 10:00 A.M., if not a legal holiday under the laws of the place where such meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of that place, or on such other date and at such hour as may be fixed from time to time by a majority of the Board of Directors.

                    Section 2.3 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's common stock (the "Common Stock") as to dividends or upon liquidation, special meetings of the Stockholders for any purpose or purposes may be called only by a majority of the entire Board of Directors. Only the business specified in the notice of any special meeting of the Stockholders shall come before such meeting.

                    Section 2.4  Notice of Meetings.  Written
          notice of each meeting of the Stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 days nor more than 60 days before the date of such meeting to each Stockholder of record entitled to notice of the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States of America mail, postage prepaid, directed to the Stockholder at the Stockholder's address as it appears on the records of the Corporation. Each notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

                    Notice of any meeting of Stockholders shall be deemed waived by any Stockholder who shall attend the meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of Stockholders need not be given if the time and place to which it is adjourned are announced at the meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

                    Section 2.5 Quorum. The holders of a majority of the votes entitled to be cast by the Stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the Stockholders of each class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

                    Section 2.6 Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the Stockholders, present in person or by proxy, may adjourn the meeting from time to time.
          Whether or not a quorum is present at such meeting, the chairman of the meeting may adjourn the meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

                    Section 2.7  Order of Business.  At each
          meeting of the Stockholders, the Chairman of the Board, or, in his absence, such person designated by the Board of Directors, shall act as chairman.

                    Section 2.8 List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the Stockholders, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the Stockholder's name. The list shall be produced and kept available at the times and places required by law.

                    Section 2.9  Voting.  Each Stockholder of
          record of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall be entitled at each meeting of the Stockholders to that number of votes for each share of the stock as may be fixed in the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the stock. Unless specifically provided otherwise in the Certificate of Incorporation or in resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, each Stockholder of record of Common Stock shall be entitled at each meeting of the Stockholders to one vote for each share of the stock registered in that Stockholder's name on the books of the Corporation:

                         (a)  on the date fixed pursuant to Section
          7.6 of Article VII of these Bylaws as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting; or

                         (b)  if no record date shall have been
          fixed, then at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, then at the close of business on the day next preceding the day on which the meeting is held.

                    Each Stockholder entitled to vote at any meeting of the Stockholders may authorize not in excess of three persons to act for the Stockholder by a proxy signed by the Stockholder or the Stockholder's attorney-in-fact. Any proxy shall be delivered to the Secretary of the Corporation at or prior to the time designated for holding the meeting, but in any event not later than the time designated in the order of business for so delivering proxies. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                    Except as provided in the Certificate of Incorporation, at each meeting of the Stockholders, all corporate actions to be taken by vote of the Stockholders shall be authorized by a majority of the votes cast by the Stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the Stockholders of that class, present in person or represented by proxy, shall be the act of the class.

                    Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot, In the case of a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by the Stockholder's proxy, and shall state the number of shares voted.

                    Section 2.10 Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board of Directors, the chairman of the meeting of the Stockholders may, in its or such person's discretion, appoint one or more inspectors to act at any meeting of the Stockholders. The inspectors shall perform such duties as shall be specified by the Board of Directors or the chairman of the meeting. Inspectors need not be Stockholders. No director or nominee for the office of director shall be appointed as an inspector.

                    Section 2.11  Consent in Lieu of Meeting.
          Notwithstanding anything contained in these Bylaws to the contrary, no action required or permitted to be taken at any meeting of Stockholders of this Corporation may be taken by written consent without a meeting of Stockholders.


                                 ARTICLE III

                              BOARD OF DIRECTORS

                    Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the Stockholders.

                    Section 3.2  Number, Qualification and
          Election. Subject to Article XIII, the Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

                    Each of the directors of the Corporation shall hold office for the term for which he is elected and
          until (i) his successor has been elected and   qualified
          or (ii) his earlier death, resignation or removal. The directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible:
          Class I whose term expires at the annual meeting of Stockholders held in 1997, Class II whose term expires at the annual meeting of Stockholders held in 1998 and Class III whose term expires at the annual meeting of Stockholders held in 1999, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the Stockholders, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election.

                    Directors need not be Stockholders. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected.

                    Section 3.3  Notification of Nominations.
          Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Nominating Committee as provided in Article IV, Section 4.4, or by any Stockholder entitled to vote for the election of directors.

                    A Stockholder's nomination shall be made by giving timely notice in proper written form thereof to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the executive offices of the Corporation not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided that, in the event that less than 40 calendar days' notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made.

                    To be in proper written form, a Stockholder's notice shall set forth in writing: (i) as to each person whom the Stockholder proposes to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to, the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the Stockholder giving the notice, (w) the name and record address, as they appear on the Corporation's books, of the Stockholder, (x) the class and number of shares of stock of the Corporation which are owned beneficially or of record by the Stockholder, (y) a description of all arrangements or understandings between the Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the Stockholder and (z) a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. At the request of the Board of Directors, any person nominated by the Nominating Committee for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

                    In the event that a Stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the Corporation, to determine whether the Stockholder has complied with this Section 3.3. If the inspector shall determine that the Stockholder has not complied with this
          Section 3.3, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                    Section 3.4  Quorum and Manner of Acting.
          Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                    Section 3.5  Place of Meeting.  The Board of
          Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                    Section 3.6  Regular Meetings.  Regular
          meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

                    Section 3.7  Special Meetings.  Special
          meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the Board of Directors.

                    Section 3.8  Notice of Meetings.  Notice of
          regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to the director at the director's residence or usual place of business, at least one calendar day before the day on which the meeting is to be held or shall be sent to the director at such place by telegraph or be given personally or by telephone or telecopy not later than one calendar day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement, the lack of notice. Every notice shall state the time and place but need not state the purpose of the meeting.

                    Section 3.9 Order of Business. The Chairman of the Board shall preside at meetings of the Board of Directors and shall call such meetings to order and may adjourn such meetings from time to time. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at meetings of the Board of Directors.

                    Section 3.10 Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                    Section 3.11  Action Without Meeting.  Any
          action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of the committee.

                    Section 3.12  Resignations.  Any director of
          the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

                    Section 3.13  Removal of Directors.  Any
          director may be removed at any time only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66 %) of the then outstanding shares of voting stock. A vacancy in the Board of Directors caused by any removal may be filled by the Stockholders at that meeting or as provided in Section 3.14 of these Bylaws.

                    Section 3.14  Vacancies.  Subject to Article
          XIII, in the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled shall be filled by the Nominating Committee. The director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner provided by these Bylaws.

                    Section 3.15 Compensation. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper consideration therefor.


                                  ARTICLE IV

                                  COMMITTEES

                    Section 4.1  Committees.  The standing
          committees of the Board of Directors of the Corporation shall be a Compensation and Stock Option Committee, an Audit Committee, an Investment Policy Committee and a Nominating Committee. Subject to Article XIII, members of each committee of the Board of Directors, including committees established under Section 4.6 hereof, shall be designated by a majority of the Board of Directors. Subject to the terms of Article XIII, the Chairman of the Board shall appoint the chairman of each committee.

                    Section 4.2  Compensation and Stock Option
          Committee. The Compensation and Stock Option Committee shall have the exclusive power:

                         (a)  To recommend to the Board of
          Directors the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the two most highly compensated Corporate Officers of the Corporation, which recommendation shall be subject to ratification, modification or rejection by the Board of Directors;

                         (b)  To approve the compensation,
          including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the other Corporate Officers not covered in Subsection (a) above and all other officers from Senior Vice-Presidents and above of the Corporation and its operating Subsidiaries;

                         (c)  To review and approve, on a general
          and policy level basis only, the compensation and benefits of officers, managers and employees other than those identified in (a) and (b) above, and such compensation and benefit matters shall be deemed within the Committee's general oversight;

                         (d)  To recommend to the Board of
          Directors corporate-wide policies with respect to direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any;

                         (e)  To administer the Corporation's stock
          option or other stock-based and equity-based plans (the
          "Plans");

                         (f)  To fulfill the purposes of the Plans,
          including, without limitation, through the conditional grant of options and other benefits under the Plans;

                         (g)  To recommend to the Board of
          Directors any revisions or additions to the Plans;

                         (h)  To recommend to the Board of
          Directors appropriate actions with respect to modification, revision or termination of trusteed employee benefit or welfare plans (such as 401(k) or pension plans), with action with respect to such trusteed plans being reserved to the Board of Directors; and

                         (i)  To review and report to the Board of
          Directors, when so requested, on any compensation matter.

                    Section 4.3  Audit Committee.  The Audit
          Committee shall have the following responsibilities:

                         (a)  To review the scope, cost, and
          results of the independent audit of the Corporation's books and records, including the annual financial statements, through conferences and direct communication with the independent auditors;

                         (b)  To review the results of the
          independent audit of the annual financial statements with management and the internal auditors;

                         (c)  To review the adequacy of the
          Corporation's accounting, financial, and operating controls, and the recommendations of the independent auditors related thereto, through conferences and direct communication with the internal auditors and other responsible corporate executives;

                         (d)  To recommend annually to the Board of
          Directors the selection of the independent auditors;

                         (e)  To approve the appointment or removal
          of the independent audit manager;

                         (f)  To consider proposals made by the
          Corporation's independent auditors for consulting work other than normal auditing and to judge whether or not such work could result in a loss of "independence"; and

                         (g)  To review and report to the Board of
          Directors, when so requested, on any accounting or financial matters.

                    Section 4.4 Nominating Committee. Subject to the terms of Article XIII, the Nominating Committee shall have the following responsibilities:

                         (a)  To review qualifications of
          candidates for Board of Directors membership from whatever source received;

                         (b)  (i) To nominate candidates for
          election to the Board of Directors at each annual meeting of Stockholders of the Corporation and (ii) to fill vacancies on the Board of Directors which occur between annual meetings of Stockholders;

                         (c)  To recommend to the Board of
          Directors criteria relating to tenure as a director, such as retirement age, limitations on the number of times a director may stand for reelection, the continuation of directors in an honorary or similar capacity and the definition of independence as it relates to the directors; and

                         (d)  To recommend to the Board of
          Directors the actual assignments of individual directors (by name) to Board of Directors committees.

                    Section 4.5 Investment Policy Committee. The Investment Policy Committee shall have the following responsibilities:

                         (a)  To review the Corporation's
          investment policies and guidelines;

                         (b)  To monitor performance of the
          Corporation's investment portfolio;

                         (c)  To review the Corporation's financial
          structure and operations in light of the Corporation's long-term objectives and to coordinate such review with the Audit Committee; and

                         (d)  To review and recommend to the Board
          of Directors appropriate action on proposed acquisitions and divestitures.

                    Section 4.6  Other Committees.  The Board of
          Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee.

                    Section 4.7 Procedures. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the committee may deem to be proper. A majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at a meeting at which a quorum is present shall be the act of the committee. No meeting of any committee of the Board of Directors may be held unless notice has been given and/or waived by the members of the committee. Meetings may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each committee meeting of the Board of Directors shall be sent by mail telegraph or telephone or delivered personally to each member thereof not later than one calendar day before the day on which the meetings is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting prior to or at its commencement the lack of notice. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the members thereof shall be present thereat and shall not protest the holding of the meeting. Any committee of the Board of Directors shall keep written minutes of its proceedings and shall report on its proceedings to the Board of Directors.


                                  ARTICLE V

                                   OFFICERS

                    Section 5.1  Election.  Subject to Article
          XIII, the officers of the Corporation shall be a Chairman of the Board (who must be a director), a President and Chief Executive Officer, a Chief Operating Officer, a Secretary and a Treasurer and any other officer designated as a Corporate Officer from time to time by a resolution of the Board of Directors, each of whom shall be elected by the Board of Directors and shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors (collectively, the Chairman of the Board, President and Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, the "Corporate Officers"). The Board of Directors or the President and Chief Executive Officer, in its or his discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, each of whom shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors, if such officer was appointed by the Board of Directors, or the President and Chief Executive Officer, if such officer was appointed by the President and Chief Executive Officer. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. Subject to
          Article XIII, any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by President and Chief Executive Officer in accordance with this Section 5.1.

                    Section 5.2  Removal.  All officers of the
          Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Subject to Article XIII, any officer (including any Corporate Officer) may be removed at any time by the affirmative vote of a majority of the Board
          of Directors.   Subject to Article XIII, any officer
          other than a Corporate Officer may be removed at any time by the Chairman of the Board or the President and Chief Executive Officer or by the affirmative vote of a majority of the Board of Directors.

                    Section 5.3  Resignation.  Any officer may
          resign at any time by giving notice to the Board of Directors, the President and Chief Executive Officer or the Secretary of the Corporation. Any resignation shall take effect at the date of receipt of the notice of resignation or at any later date specified therein, but the acceptance of the resignation shall not be necessary to make it effective.

                    Section 5.4  Vacancies.  A vacancy in any
          office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to the office.

                    Section 5.5 Chairman of the Board. The duties of the Chairman of the Board shall be to preside at meetings of the Board of Directors and, if present, to preside at the meetings of the Stockholders. Subject to
          Article XIII, the Chairman of the Board shall preside as chairman of the meetings of the Board of Directors or of any committee on which he serves, and shall preside as chairman of the Stockholder meetings. The Chairman shall work in cooperation with the President and Chief Executive Officer to prepare agendas and presentations for all meetings of the Board of Directors and of Stockholders. Except where by law the signature of the President is required the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors. The Chairman of the Board shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Bylaws or by the Board of Directors, subject to the terms of applicable employment agreements.

                    Section 5.6  President and Chief Executive
          Officer. The President and Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the Stockholders and the Board of Directors and otherwise exercise and discharge all the duties of the Chairman. The President and Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time determine, subject to the terms of applicable employment agreements.

                    Section 5.7  Chief Operating Officer.  The
          Chief Operating Officer shall, subject to the control of the President and Chief Executive Officer, have general supervision of the executives in charge of the business of the Corporation in each region or territory in which the Corporation operates and shall see that all orders of the President and Chief Executive Officer are carried into effect. The Chief Operating Officer shall perform such other duties as the Chairman of the Board may from time to time determine, subject to the terms of applicable employment agreements. During the absence or disability of the President, the Chief Operating Officer shall exercise all the powers and discharge all the duties of the President and Chief Executive Officer.

                    Section 5.8  Treasurer.  The Treasurer shall
          perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

                    Section 5.9 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and duties as shall be prescribed by the President and Chief Executive Officer or the Board of Directors.

                    Section 5.10 Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on the certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed, and the Secretary shall in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board or the Board of Directors.

                    Section 5.11  Assistant Treasurers and
          Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Chairman of the Board or the Board of Directors, and in the absence of the Secretary or Treasurer, as the case may be, or in the event of his disability or refusal to act, shall perform the duties of the Secretary or Treasurer, respectively, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary or Treasurer, respectively.


                                  ARTICLE VI

                               INDEMNIFICATION

                    Section 6.1  Directors and Officers.  The
          Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 6.1 shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Section
          6.1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                    Section 6.2  Agents and Employees.  The
          Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. Such right of indemnification shall not be deemed to be exclusive of any other right to which such person may be entitled apart from the foregoing provisions.


                                 ARTICLE VII

                                CAPITAL STOCK

                    Section 7.1  Certificates of Shares.
          Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all signatures may be facsimiles if countersigned by a transfer agent or registrar. If any officer, transfer agent or registrar whose manual or facsimile signature is affixed to any certificate ceases to be an officer, transfer agent or registrar before the certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were still such at the date of its issue.

                    Section 7.2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

                    Section 7.3 Addresses of Stockholders. Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notice of meetings and all other corporate notices may be served or mailed to such person, and, if any Stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to the person at the person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

                    Section 7.4  Lost, Destroyed and Mutilated
          Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue to such holder a new certificate or certificates for such shares of stock, upon the surrender of the mutilated certificates or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate.

                    Section 7.5  Regulations.  The Board of
          Directors may make such additional rules and regulations as it may deem to be expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem to be expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                    Section 7.6 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 calendar days nor less than 10 calendar days before the date of such meeting, nor more than 60 calendar days prior to any other action. A determination of the Stockholders entitled to notice or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.


                                 ARTICLE VIII

                                     SEAL

                    The Board of Directors shall provide a
          corporate seal, which shall bear the full name of the Corporation and such other words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                  ARTICLE IX

                                 FISCAL YEAR

                    The fiscal year of the Corporation shall end on the 31st day of December in each year.


                                  ARTICLE X

                               WAIVER OF NOTICE

                    Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed to be equivalent to such notice.


                                  ARTICLE XI

                                  AMENDMENTS

                    The Board of Directors shall have the power to amend, alter or repeal these Bylaws and to adopt new
          Bylaws from time to time by an affirmative vote of seventy-five percent (75%) of the entire Board of Directors, as then constituted.


                                 ARTICLE XII

                                MISCELLANEOUS

                    Section 12.1  Execution of Documents.  The
          Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 12.1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

                    Section 12.2  Deposits.  All funds of the
          Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

                    Section 12.3 Checks. All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

                    Section 12.4  Proxies in Respect of Stock or
          Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem to be necessary or proper so that the Corporation may exercise its powers and rights. In the absence of any such designation, the President shall have the authority granted under this Section 12.4.

                    Section 12.5  Bylaws Subject to Law and
          Certificate of Incorporation. Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation or of any applicable law as from time to time may be in effect, and, to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as and in any case in which it is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect.


                                 ARTICLE XIII

                          TRANSITION PERIOD MATTERS

                    Notwithstanding anything else contained in these Bylaws to the contrary, the provisions of this
          Article XIII are intended to reflect certain transitional matters set forth in the Agreement and Plan of Merger, dated October 1, 1996, by and among the Corporation, FH Acquisition Corp. and Foundation Health Corporation ("FHC") (the "Merger Agreement"). The provisions set forth below shall become effective as of the Effective
          Date:

               A. The designees for the classes of the Board of Directors expiring in 1997, 1998 and 1999 as set forth in
          Section 3.2 hereof shall consist of (i) for the 1997 class, four members for the class, consisting of Daniel
          D. Crowley, Malik M. Hasan, M.D., (or their respective replacements) one Independent Director appointed from the Corporation's Designees and one Independent Director appointed from FHC's Designees, (ii) for the 1998 class, three members for the class, consisting of two Independent Directors appointed from FHC's Designees and one Independent Director appointed from the Corporation's Designees and (iii) for the 1999 class, four members for the class, consisting of two Independent Directors appointed from the Corporation's Designees and two Independent Directors appointed from FHC's Designees.
          For purposes of these Bylaws, the "FHC Designees" shall mean the directors selected by FHC as set forth in
          Section 2.01(c) of the Merger Agreement and any FHC Replacement Designees (as defined below), and the "Corporation Designees" shall mean the directors selected by the Corporation as set forth in Section 2.01(c) of the Merger Agreement and any Corporation Replacement Designees (as defined below).

               B. During the Transition Period (as defined below), the committees of the Board shall be constituted as follows:

                    (i)  the Compensation and Stock Option
          Committee shall consist of four members, two Independent Directors selected from FHC's Designees and two
          Independent Directors selected from the Corporation's
          Designees, and the Chairman of such Committee shall be selected from the Corporation's Designees;

                    (ii) the Audit Committee shall consist of four members, two Independent Directors selected from FHC's
          Designees and two Independent Directors selected from the Corporation's Designees, and the Chairman of such Committee shall be selected from FHC's Designees;

                    (iii)  the Investment Policy Committee shall
          consist of an equal number of FHC's Designees (initially including Mr. Crowley and one Independent Director) and Corporation's Designees (initially including Dr. Hasan and one Independent Director), and the Chairman of such Committee shall be selected from the Corporation's Designees;

                    (iv) the Nominating Committee shall consist of four members, two Independent Directors selected from FHC's Designees, and two Independent Directors selected from the Corporation's Designees and the Chairman of such Committee shall be selected from FHC's Designees; and

                    (v)  there will be no Executive Committee.

                    Following the Transition Period a majority of the Board of Directors shall select the directors (which do not have to be Independent Directors unless required by law or applicable exchange regulation) to serve on the committees to the Board of Directors.

               C.   The Board of Directors shall cause the
          following individuals to be designated as Corporate Officers of the Corporation, and the Corporation will honor the employment contracts and related agreements which exist or entered into simultaneously with such individuals and certain other individuals, as described in the Merger Agreement, as follows: Mr. Crowley as Chairman of the Board, Dr. Hasan as Chief Executive Officer and President, Jay M. Gellert as Chief Operating Officer, Jeffrey L. Elder as Treasurer and B. Curtis Westen, Esq. as Secretary. Mr. Crowley will be Chairman of the Board for the period ending on the earlier of:
          (i) the date one (1) year following the Effective Date, or (ii) the date of Mr. Crowley's death, resignation or removal as Chairman of the Board, upon which date Dr. Hasan shall become Chairman of the Board and Chief Executive Officer.

               D.   During the period beginning on the Effective
          Date and:

                              (i)  except as hereinafter
               provided, ending on the date five (5) years following the Effective Date the number of directors comprising the full Board of Directors shall be eleven (11), and initially six (6) of such directors (Mr.Crowley and five
               (5) other Independent Directors) shall be designated by FHC and five (5) of such directors (Dr. Hasan and four (4) other Independent Directors) shall be designated by the Corporation; provided that for a period beginning on the Effective Date and up to, but not including, the election of directors at the May, 2000 Annual Meeting of Stockholders ( the "Transition Period"), if Dr. Hasan, at any time, is not the Chief Executive Officer of the Corporation and not on the Board of Directors, then prior to the next meeting of the Board of Directors following such occurrence, the other Corporation Designees will select a Corporation Replacement Designee to replace Dr. Hasan as director, and either (y) a FHC Designee will resign so that the Board shall consist of ten
               (10) directors, of whom five shall be
               Corporation Designees and five shall be FHC
               Designees, or (z) the directors will take actions to increase the board size to twelve
               (12) and the Corporation Designees shall select a Corporation Replacement Designee to fill the vacancy created by such increase in the board's size and following any date that the Board of Directors consists of ten (10) or twelve (12) directors pursuant to this paragraph, such Board shall be entitled to increase the size of the Board by one (1) in order to fill such new directorship with the new Chief Executive Officer of the Corporation. A Corporation Replacement Designee shall mean an Independent Director designated to replace a Corporation Designee by the other remaining Corporation Designees and shall be selected from (i) the Independent Directors of the Corporation's board of directors as of the date of the Merger Agreement or (ii) any other individual who qualifies as an Independent Director and who is approved by at least one FHC Designee, which approval shall not be unreasonably withheld. A FHC Replacement Designee shall mean an Independent Director designated to replace a FHC Designee by the other remaining FHC Designees and shall be selected from (i) the Independent Directors of FHC's board of directors as of the date of the Merger Agreement or (ii) any other individual who qualifies as an Independent Director and who is approved by at least one Corporation Designee, which approval shall not be unreasonably withheld;

                             (ii)  during the Transition
               Period, except as provided in clause (i) above, the nominating committee shall nominate for election to the board of directors at the 1997, 1998 and 1999 Annual Meetings of Stockholders, the FHC Designees and Corporation Designees appointed to the class pursuant to these Bylaws and the Merger Agreement;

                            (iii)  during the Transition
               Period, (w) the affirmative vote of at least eight (8) of the members of the Board shall be required for the Board of Directors to approve, authorize or otherwise take any action pursuant to Article II, Sections 2.2 and 2.3 (in each case only with respect to the applicable portion of the meetings for the election or removal of directors, amendment of the Bylaws or other actions inconsistent with the terms of the Merger Agreement); Article III, Section 3.2; Article IV, Section 4.6; and all of XI,
               (x) in the event of the death, resignation, removal or failure to stand for reelection of any of the directors originally designated by FHC or the Corporation pursuant to the Merger Agreement, the vacancy or nomination shall be filled with a FHC Replacement Designee or a Corporation Replacement Designee, as the case may be, (y) in the event of the death, resignation or removal of any member of a committee, the vacancy will be filled with a FHC Designee or a Corporation Designee director, as the case may be, to maintain an equal representation on such committee, and (z) the Board of Directors of the Corporation shall waive all age limitations related to a persons' ability to serve as a director on the Board of Directors of the Corporation;

                             (iv)  until the date (2) years
               after Mr. Crowley is no longer employed by the Corporation as an employee or officer, the employment agreements entered into between the Corporation or FHC on the one hand and Mr. Crowley on the other hand shall not be renewed, extended or amended, nor may Mr. Crowley be rehired without the affirmative vote of at least eight (8) of the members of the Board of Directors; and

                              (v)  until the earlier of the
               date: (y) 18 months after the Effective Date or
               (z) six months following the date of Mr.
               Crowley's death, resignation or removal as Chairman of the Board, Dr. Hasan shall not be removed or otherwise replaced as the Chief Executive Officer without the affirmative vote of at least eight (8) of the members of the Board of Directors.

               E. No action may be taken which could be deemed to be inconsistent with this Article XIII or the terms of the Merger Agreement, including without limitation the provisions of Sections 2.01, 2.02, 7.08 and 7.12 of the Merger Agreement without the consent of at least eight
          (8) members of the Board of Directors.

               F. For the purposes of this Article XIII, an "Independent Director" shall mean (i) any individual who is not a past or present employee or officer of the Corporation, FHC or their Affiliates or any Affiliate of such an employee or officer or (ii) notwithstanding clause (i), any of the existing directors of FHC and the Corporation (other than such individuals who were officers or employees of the Corporation or FHC as of September 30, 1996); provided that, after the Effective Date each Independent Director shall have no financial relationship with the Corporation (other than employment and retirement awards granted prior to the Effective Date and benefits and future director compensation and benefits); provided that with respect to such Independent Directors whose law firms are providing legal services to the Corporation, such law firms may complete work on existing assignments that in the judgment of the Corporation, cannot be reasonably terminated; provided further that such financial relationship restriction will not apply to New FHS director George Deukmejian, with respect to his current law firm. For the purposes of these Bylaws, "Affiliate" or "Affiliates" shall be defined as (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any family members of such Person. For purposes of this definition, "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity. "Control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly and indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.